UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: December 28, 2007

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On December 28, 2007, Temple-Inland Inc. (“Temple-Inland”) completed the spin-off distributions (the “Distributions”) of all of the shares of common stock, par value $1.00 per share, of Forestar Real Estate Group Inc. (“Forestar”), a wholly-owned subsidiary of Temple-Inland that holds directly or indirectly the assets and liabilities associated with Temple-Inland’s real estate business, and Guaranty Financial Group Inc. (“Guaranty”), a wholly-owned subsidiary of Temple-Inland that holds directly or indirectly the assets and liabilities associated with Temple-Inland’s financial services business. As a result of the Distributions, Temple-Inland stockholders of record as of December 14, 2007 (the “Record Date”) received one share of Forestar common stock and one share of Guaranty common stock for every three shares of Temple-Inland common stock held as of the Record Date. Temple-Inland distributed to its stockholders approximately 35.5 million shares of Forestar and Guaranty common stock, respectively, in the Distributions. Cash will be distributed in lieu of fractional shares.

Forestar and Guaranty are now independent public companies trading on the New York Stock Exchange under the symbols “FOR” and “GFG,” respectively. Details of the Distributions can be found in Guaranty’s and Forestar’s information statements, which were attached as Exhibit 99.1 to each company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 14, 2007 (the “Information Statements”).

As disclosed in the Current Report on Form 8-K filed with the SEC on April 2, 2007, upon completion of the Distributions, Kenneth M. Jastrow II retired from Temple-Inland and Doyle R. Simons became Chairman of the Board and Chief Executive Officer. In addition, J. Patrick Maley III became President and Chief Operating Officer and a director of Temple-Inland.

A copy of Temple-Inland’s press release dated December 31, 2007 announcing the completion of the Distributions of Forestar and Guaranty is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

In connection with the Distributions, Temple-Inland modified the Nonqualified Deferred Compensation Plan (formerly known as the Stock Deferral and Payment Plan), the Directors’ Fee Deferral Plan, the Supplemental Executive Retirement Plan, and outstanding Option Agreements and Restricted Stock Agreements. These amendments (1) provide for vesting and distribution in 2008 of benefits accrued by departing executives who will work for Guaranty and Forestar, (2) provide for distribution in 2008 of Guaranty and Forestar stock and the special dividend paid out of timberland sale proceeds accrued to directors from their deferred fee accounts, (3) give effect to terms contained in the Employee Matters Agreement dated December 11, 2007 by and among Temple-Inland, Guaranty, and Forestar, and (4) conform plan provisions to the requirements of Internal Revenue Code Section 409A. The amended and restated Nonqualified Deferred Compensation Plan is attached hereto as Exhibit 10.1, the amended and restated Directors’ Fee Deferral Plan is attached hereto as Exhibit 10.2, the amended and restated Supplemental Executive Retirement Plan is attached hereto as Exhibit 10.3, and the amendment to outstanding Option Agreements and Restricted Stock Agreements is attached hereto as Exhibit 10.4.

Item 9.01.	Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet as of September 29, 2007, and unaudited pro forma consolidated statements of income for first nine months 2007 and for the years 2006, 2005, and 2004 are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits.

10.1	Amended and restated Temple-Inland Nonqualified Deferred Compensation Plan

10.2	Amended and restated Temple-Inland Directors’ Fee Deferral Plan

10.3	Amended and restated Temple-Inland Supplemental Executive Retirement Plan

10.4	Amendment to outstanding Temple-Inland Option Agreements and Restricted Stock Agreements

99.1	Press release dated December 31, 2007 announcing the completion of the Distributions of Forestar and Guaranty

99.2	Unaudited pro forma consolidated balance sheet as of September 29, 2007, and unaudited pro forma consolidated statements of income for first nine months 2007 and for the years 2006, 2005, and 2004

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 31, 2007	By:	/s/ Doyle R. Simons
Name: Doyle R. Simons
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description	Page

10.1	Amended and restated Temple-Inland Nonqualified Deferred Compensation Plan	5
10.2	Amended and restated Temple-Inland Directors’ Fee Deferral Plan	15
10.3	Amended and restated Temple-Inland Supplemental Executive Retirement Plan	23
10.4	Amendment to outstanding Temple-Inland Option Agreements and Restricted Stock Agreements	36
99.1	Press release dated December 31, 2007 announcing the completion of the Distributions of Forestar and Guaranty	40
99.2	Unaudited pro forma consolidated balance sheet as of September 29, 2007, and unaudited pro forma consolidated statements of income for first nine months 2007 and for the years 2006, 2005, and 2004	42

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